Exhibit 99.1
OpenText Appoints Steve Rai EVP, Chief Financial Officer

Waterloo, ON, Oct. 1, 2025 – Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), a global leader in secure information management for AI, today announced Steve Rai as Executive Vice President, Chief Financial Officer, effective October 6, 2025.

Mr. Rai brings over 30 years of global finance experience and a proven track record as a technology industry veteran. He has built a reputation for strong leadership, integrity, and deep operational expertise across both high-growth environments and established global enterprises. Mr. Rai most recently served as Chief Financial Officer of BlackBerry Limited, where he played a pivotal role in transforming the company's financial strategy and operating structure during significant technological and organizational changes. Before joining BlackBerry, Mr. Rai held senior finance positions at PMC-Sierra and PricewaterhouseCoopers LLP.

“We are very pleased to welcome Steve to OpenText,” said James McGourley, interim OpenText CEO. “Steve’s impressive background as a leader in finance and operations in the technology industry will help us drive our next phase of growth and strategic vision. Steve will be based out of Waterloo, Ontario, Canada, and I look forward to him joining the team.”

“The work OpenText is doing to empower organizations around the world through secure information management is transformational,” said Steve Rai. “I am excited to be joining the organization at this critical juncture in the age of AI and look forward to helping the company achieve its vision.”

Mr. Rai holds a Bachelor of Business Administration degree with an accounting and finance major from Simon Fraser University in British Columbia, Canada. He is a Certified Public Accountant through the American Institute of Certified Public Accountants in Illinois (USA) and a member of the Chartered Professional Accountants in British Columbia, Canada.

Mr. McGourley further added, “I would like to take this opportunity to thank Cosmin Balota for stepping in as Interim CFO for the past two months and for the continuing transition support as he resumes his role as Chief Accounting Officer of the Company.”

About OpenText

OpenText is a leading Cloud and AI company that provides organizations around the world with a comprehensive suite of Business AI, Business Clouds, and Business Technology. We help organizations grow, innovate, become more efficient and effective, and do so in a trusted and secure way – through Information Management. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at https://www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText’s assumptions, although considered reasonable by the company at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors which could occur, see OpenText’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our executive's blog, Twitter account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2025 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: https://www.opentext.com/about/copyright-information.

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